EXHIBIT 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale Exec. V.P.,CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Manager, Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, July 26, 2006

GLIMCHER REPORTS SECOND QUARTER 2006 RESULTS

•	Average mall store sales increased to $341 per square foot

•	Quarterly releasing spreads increased 13% over the prior rate

•	Percentage of fixed rate debt increased to 86%

COLUMBUS, OH - July 26, 2006 - Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the second quarter ended June 30, 2006. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net loss available to common shareholders in the second quarter of 2006 was $(43.0) million, or $(1.17) per share, as compared to net loss of $(1.1) million, or $(0.03) per share, in the second quarter of 2005. Funds From Operations (“FFO”) in the second quarter of 2006 was a loss of $(26.9) million, compared to income of $19.3 million in the second quarter of 2005. On a per share basis, FFO for the second quarter of 2006 was $(0.67) per share compared to $0.49 per share for the second quarter of 2005. Included in the results for the second quarter ended June 30, 2006 was $48.8 million of impairment charges recognized primarily on five non-core mall properties classified as held-for-sale as of June 30, 2006. Also included in the results for the second quarter ended June 30, 2005 was a $1.4 million non-cash impairment charge recognized on a community center property classified as held-for-sale as of June 30, 2005.

“Excluding the non-cash impairment charges, FFO would have been $0.55 per share for the second quarter of 2006, near the mid-point of our previous guidance,” stated Mark Yale, Exec. VP and CFO.

For the first six months of 2006, net loss available to common shareholders was $(39.1) million, or $(1.06) per share, compared to net income of $0.4 million, or $0.01 per share, in the first six months of 2005. FFO was a loss of $(3.8) million, or $(0.10) per share, in the first six months of 2006 compared to $39.2 million, or $0.99 per share, in the first six months of 2005.

“Aggressively repositioning our portfolio through the selling of non-core assets is an integral part of our strategy to upgrade the quality of our assets,” added Michael P. Glimcher, President and CEO. “As we continue to execute, the growth profile of the Company is expected to improve measurably.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$73,211	$73,098	$148,659	$143,654
Net (loss) income available to common shareholders	$(43,045)	$(1,080)	$(39,061)	$357
Earnings per diluted common share	$(1.17)	$(0.03)	$(1.06)	$0.01
FFO	$(26,908)	$19,322	$(3,838)	$39,231
FFO per diluted common share	$(0.67)	$0.49	$(0.10)	$0.99

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Highlights

•
Total revenues of $73.2 million in the second quarter of 2006 compared to revenues of $73.1 million for the second quarter of 2005. During the second quarter of 2006, the Company recognized $1.3 million of lease termination income while no lease termination income was recognized during the second quarter of 2005. Offsetting this increase were decreases in out-parcel sales activity, straight-line rents and percentage rents during the second quarter of 2006 from the second quarter of 2005.

•
Net loss available to common shareholders for the second quarter of 2006 was $(43.0) million compared to a net loss of $(1.1) million for the second quarter of 2005. Non-cash impairment charges of $48.8 million during the second quarter of 2006 were offset by a $2.0 million decrease in general and administrative expenses over the second quarter of 2005 and the $1.4 million impairment charge recognized during the second quarter of 2005.

•
Same mall net operating income decreased in the second quarter of 2006 by 0.2% over same mall net operating income for the second quarter of 2005. When excluding mall properties classified as held-for-sale, net operating income increased 1%. The impact of prior year tenant reimbursement adjustments were not considered in making these comparisons.

•
Same mall store average rents were $25.27 per square foot at June 30, 2006, an increase of 2.3% from the $24.69 per square foot at June 30, 2005. Occupancy for the same mall stores at June 30, 2006 was 87.9%, in-line with occupancy levels at June 30, 2005.

•
Average retail sales for mall stores increased 2.1% to $341 per square foot for the twelve months ending June 30, 2006 compared to $334 per square foot at June 30, 2005. Comparable mall store sales increased 1% for the twelve months ending June 30, 2006 compared to the same period in 2005.

•
Debt-to-total-market capitalization at June 30, 2006 (including the Company’s pro-rata share of joint venture debt) was 57.0% based on the common share closing price of $24.81, compared to 54.2% at March 31, 2006 based on the common share closing price of $28.40. Fixed rate debt represented approximately 86% of the Company’s total outstanding borrowings at June 30, 2006 as compared to 84% as of March 31, 2006.

•
The Company sold one community center property during the second quarter of 2006 (East Pointe Plaza in Columbia, SC) generating total proceeds of approximately $9.8 million. The Company has six remaining community centers, two of which are currently classified as held-for-sale.

2006 Outlook

Based upon second quarter results and anticipated performance for the remainder of the year, the Company now estimates 2006 earnings per share to be in the range of $0.91 to $0.99 and FFO per share to be in the range of $1.15 to $1.23. This represents a $0.05 reduction at the mid-point of our previous guidance driven in part by delays in lease-up during 2006 and lower than expected performance from the held-for-sale properties.

Changes in key assumptions from the Company’s prior 2006 guidance include:

•	Same-mall net operating income growth estimated at 1% to 2% for the full year
•	Lease termination income and out-parcel sales estimated at $1.5 to $2.5 million for the remainder of the year
•	Sale of the five malls anticipated to occur at the end of November 2006
•	An average LIBOR rate of 5.6% for the remainder of 2006

All other significant assumptions from the previous guidance remain the same.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2006 follows:

	Low End	High End
Estimated earnings per share	$0.91	$0.99
Add: Real estate depreciation and amortization*	1.98	1.98
Less: Gain on sales of properties	(1.74)	(1.74)
Estimated FFO per share	$1.15	$1.23

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Excluding the $49 million of impairment charges discussed above, the range of estimated FFO per share for the full year 2006 would be $2.37 to $2.45.

For the third quarter of 2006, the Company estimates earnings per share to be in the range of $0.01 to $0.04 and FFO per share to be in the range of $0.50 to $0.53. A reconciliation of the range of estimated FFO per share to estimated earnings per share for the third quarter of 2006 follows:

	Low End	High End
Estimated earnings per share	$0.01	$0.04
Add: Real estate depreciation and amortization*	0.49	0.49
Estimated FFO per share	$0.50	$0.53

* wholly owned properties and pro rata share of joint ventures

2007 Outlook

Due to the prospective impact from the anticipated sales of the five malls, the Company elected to provide initial guidance for 2007 in May of this year. Management will be reviewing these ranges in connection with the annual budgeting process that will be finalized later in 2006. Since a substantial portion of the downward revision of the 2006 guidance relates to delays in lease-up during 2006 and lower than expected performance from the held-for-sale properties, the Company continues to estimate 2007 earnings per share to be in the range of $0.42 to $0.54 and FFO per share to be in the range of $2.42 to $2.54. All significant assumptions from the previous guidance remain the same.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2007 follows:

	Low End	High End
Estimated earnings per share	$0.42	$0.54
Add: Real estate depreciation and amortization*	2.00	2.00
Estimated FFO per share	$2.42	$2.54

* wholly owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

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Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11 a.m. ET on Thursday, July 27, 2006. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on July 27, 2006 and continue through August 10, 2006. Supplemental information about the second quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5613.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls. At June 30, 2006, the Company’s mall portfolio, including assets held through our strategic joint venture, consisted of 26 properties located in 16 states with gross leasable area totaling approximately 23.7 million square feet. The community center and single tenant portfolio is comprised of six properties representing approximately 1.3 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant bankruptcies, bankruptcies of Joint Venture (JV) partners, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve FFO for 2006 and 2007 set forth in this press release, failure of the Company to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, the failure to upgrade tenant mix, restrictions in current financing arrangements, the failure to refinance debt at favorable terms and conditions, loss of key personnel, increases in impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2006	2005

Total revenues	$73,211	$73,098
Total expenses	48,289	50,113
Operating income	24,922	22,985
Interest expense, net	20,555	18,335
Equity in income of unconsolidated entities, net	259	-
Income before minority interest in operating partnership
and discontinued operations	4,626	4,650

Minority interest in operating partnership	(3,733)	(95)
Income from continuing operations	8,359	4,745
Discontinued operations:
Impairment loss	(48,801)	(1,375)
Income (loss) from operations	1,756	(91)
Net (loss) income	(38,686)	3,279
Less: Preferred stock dividends	4,359	4,359
Net loss available to common shareholders	$(43,045)	$(1,080)

Reconciliation of Net Loss Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss available to common shareholders	$(43,045)		$(1,080)
Minority interest in operating partnership	(3,733)		(95)
	(46,778)	$(1.17)	(1,175)	$(0.03)
Real estate depreciation and amortization	18,424	$0.46	20,497	$0.52
Equity in income of unconsolidated entities	(259)	$0.00	-	$-
Pro-rata share of joint venture funds from operations	1,705	$0.04	-	$-
Funds From Operations	$(26,908)	$(0.67)	$19,322	$0.49

Weighted average common shares outstanding - basic	36,595		35,837
Weighted average common shares outstanding - diluted	40,101		39,830

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.01		$0.01
Discontinued operations per common share	$(1.19)		$(0.04)
Earnings per common share	$(1.18)		$(0.03)

Net income available to common shareholders before
discontinued operations per diluted common share	$0.01		$0.01
Discontinued operations per diluted common share	$(1.17)		$(0.04)
Earnings per diluted common share	$(1.17)		$(0.03)
Funds from operations per diluted common share	$(0.67)		$0.49

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2006	2005

Total revenues	$148,659	$143,654
Total expenses	98,236	97,907
Operating income	50,423	45,747
Interest expense, net	41,324	36,309
Equity in income of unconsolidated entities, net	852	-
Income before minority interest in operating partnership
and discontinued operations	9,951	9,438

Minority interest in operating partnership	(3,396)	41
Income from continuing operations	13,347	9,397
Discontinued operations:
Gain (loss) on sale of properties	1,717	-
Impairment loss	(48,801)	(1,375)
Income from operations	3,394	1,053
Net (loss) income	(30,343)	9,075
Less: Preferred stock dividends	8,718	8,718
Net (loss) income available to common shareholders	$(39,061)	$357

Reconciliation of Net (Loss) Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net (loss) income available to common shareholders	$(39,061)		$357
Minority interest in operating partnership	(3,396)		41
	(42,457)	(1.06)	398	$0.01
Real estate depreciation and amortization	37,937	0.94	38,833	$0.98
Equity in income of unconsolidated entities	(852)	(0.02)	-	$-
Pro-rata share of joint venture funds from operations	3,251	0.08	-	$-
(Gain) loss on sale of properties	(1,717)	(0.04)	-	$-
Funds From Operations	$(3,838)	$(0.10)	$39,231	$0.99

Weighted average common shares outstanding - basic	36,548		35,775
Weighted average common shares outstanding - diluted	40,113		39,767

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.03		$0.02
Discontinued operations per common share	$(1.10)		$(0.01)
Earnings per common share	$(1.07)		$0.01

Net income available to common shareholders before
discontinued operations per diluted common share	$0.03		$0.02
Discontinued operations per diluted common share	$(1.09)		$(0.01)
Earnings per diluted common share	$(1.06)		$0.01
Funds from operations per diluted common share	$(0.10)		$0.99

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30,	December 31,
	2006	2005

Investment in real estate, net	$1,820,550	$1,877,059
Total assets	$1,929,130	$1,995,312
Mortgage notes and other notes payable	$1,522,739	$1,501,481
Debt / Market capitalization	56.0%	56.1%
Debt / Market capitalization including pro-rata share of joint ventures	57.0%	56.9%

	June 30,	June 30,
	2006	2005
Occupancy:
Wholly-owned Malls:
Mall Anchors	95.3%	91.3%
Mall Stores	87.9%	88.0%
Total Consolidated Mall Portfolio	92.6%	90.1%

Mall Portfolio including Joint Ventures (2):
Mall Anchors	95.7%	91.3%
Mall Stores	87.3%	88.0%
Total Mall Portfolio	92.7%	90.1%

Comparable Occupancy: (1)
Comparable Mall Stores	87.9%	87.9%
Comparable Mall Portfolio	92.6%	90.4%

Average Base Rents:
Wholly-owned Malls:
Mall Anchors	$6.17	$6.07
Mall Stores	$25.27	$24.58

Mall Portfolio including Joint Ventures (2):
Mall Anchors	$6.59	$6.07
Mall Stores	$25.24	$24.58

Comparable Average Base Rents (1):
Comparable Mall Anchors	$6.17	$6.07
Comparable Mall Stores	$25.27	$24.69

(1) Comparable occupancy rates and base rent (total portfolio including joint venture properties) exclude the properties sold after 6/30/2005 from the 6/30/2005 occupancy calculation and those acquired after 6/30/2005 from the 6/30/2006 calculation.

(2) The Company did not own any properties through joint venture arrangements as of June 30, 2005 and therefore the occupancy and average base rent for wholly-owned properties and the total portfolio are the same for that period.

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